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                                                                  EXHIBIT 10.6


                  FIFTH AMENDMENT, dated as of May 30, 2003 (this "AMENDMENT"), to the INTERIM CREDIT AGREEMENT, dated as of March 11, 2002 (as amended by the First Amendment and Waiver, dated as of June 12, 2002, the Second Amendment, dated as of August 2, 2002, the Third Amendment, dated as of February 14, 2003, and the Fourth Amendment, dated as of May 9, 2003, and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"), among AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO"), NHP MANAGEMENT COMPANY, a District of Columbia corporation ("NHP MANAGEMENT"), and APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (the "REIT") (AIMCO, NHP Management and the REIT are collectively referred to herein as "BORROWERS"), LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"), as Syndication Agent and as a Lender, each lender from time to time party thereto and LEHMAN BROTHERS INC., as Sole Lead Arranger and Bookrunner.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain Loans and other extensions of credit to the Borrowers;

                  WHEREAS, the Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement;

                  WHEREAS, the Lenders have agreed to make such amendments solely upon the terms and conditions provided for in this Amendment;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. DEFINED TERMS. Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  2. AMENDMENTS TO SECTION 1.01 OF THE CREDIT AGREEMENT (DEFINED TERMS).

                  (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

                  "COLLATERAL AGENT" means Bank of America, in its capacity as Collateral Agent under the Intercreditor Agreement and the Borrowers Pledge Agreement, or any successor Collateral Agent pursuant to
          Section 11.01(g).

                  "COLLECTIVE OBLIGATIONS" means, collectively, the Obligations owing under this Agreement, the obligations owing under the Revolving Credit Agreement and the obligations owing under the Term Loan Credit Agreement.

                  "FIFTH AMENDMENT" means the Fifth Amendment to the Interim Credit Agreement, dated as of May 30, 2003, among Borrowers, Lenders and the Administrative Agent.

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                  "FIFTH AMENDMENT EFFECTIVE DATE" means the "Effective Date"
          as defined in the Fifth Amendment.

                  "LENDER GROUP" means, collectively, the Lenders, the Term Lenders and the Lenders (as defined in the Revolving Credit Agreement).

                  "OMNIBUS BORROWERS PLEDGE AGREEMENT" means the Borrowers Pledge Agreement executed and delivered by the Borrower Parties party thereto in connection with this Agreement, the Revolving Credit Agreement and the Term Loan Credit Agreement, substantially in the form of EXHIBIT G-2 annexed hereto, as such Borrowers Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "TERM LENDERS" means the lenders from time to time party to the Term Loan Credit Agreement.

                  "TERM LOAN CREDIT AGREEMENT" means that certain Term Loan Credit Agreement, dated as of May 30, 2003, by and among Borrowers, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto.

                  "TERM LOAN DOCUMENTS" means the Term Loan Credit Agreement and the "Loan Documents" as defined therein, as amended from time to time in accordance with the Intercreditor Agreement.

                  (b) Section 1.01 of the Credit Agreement is hereby further amended by deleting each defined term listed below in its entirety and replacing it with its respective new definition, as follows:

                  "2003 TERM LOAN" means a term credit facility provided to the Borrowers and AIMCO/Bethesda Holdings, Inc. pursuant to that certain Term Loan Credit Agreement, dated as of May 30, 2003, by and among Borrowers, AIMCO/Bethesda Holdings, Inc., Bank of America, as administrative agent, and the financial institutions party thereto. The intercreditor relationship between the lenders under the 2003 Term Loan, the lenders under the Revolving Credit Agreement and the Lenders shall be governed by the Intercreditor Agreement.

                  "ADJUSTED TOTAL NOI" means, for any period, Borrowers', the Guarantors' and their respective downstream Affiliates' pro-rata share of Net Operating Income, including the Borrowers', Guarantors' and their respective downstream Affiliates' pro-rata share of Net Operating Income from unconsolidated Persons, LESS the Capital Expenditure Reserve as of the last day of such period.

                  "BORROWER PARTY" means Borrowers or any Person from time to time party to a Loan Document other than (x) Lenders and any Affiliates of Lenders, Administrative Agent, Collateral Agent, Syndication Agent, or the Lead Arranger; (y) the Lenders (as defined in the Revolving Credit Agreement) party to the Revolving Credit Agreement; and (z) the Term Lenders party to the Term Loan Credit Agreement.

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                  "BORROWERS PLEDGE AGREEMENT" means collectively (i) the
          Borrowers Pledge Agreement executed and delivered by the Borrower Parties party thereto on March 11, 2002, substantially in the form of EXHIBIT G annexed to the Credit Agreement, and (ii) the Ominibus Borrowers Pledge Agreement, as such borrowers pledge agreements may thereafter be amended, supplemented or otherwise modified from time to time.

                  "COLLATERAL DOCUMENTS" means the Borrowers Pledge Agreement and all other instruments or documents delivered by Borrowers or any of their Subsidiaries pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent on behalf of the Lenders, or Collateral Agent, on behalf of Lender Group, a Lien on any real, personal or mixed property of that Person as security for all or a portion of the Collective Obligations.

                  "GP LOANS" means that certain Indebtedness loaned by AIMCO to its Affiliates, whether secured or unsecured, evidenced by GP Loan Notes in an aggregate principal amount of approximately $469,558,455 outstanding as of March 31, 2003 and such Indebtedness is set forth in more detail on SCHEDULE 1.01B hereto.

                  "INTERCREDITOR AGREEMENT" means the Amended and Restated Intercreditor and Collateral Agency Agreement entered into as of May 30, 2003 between Borrowers, Administrative Agent, borrowers to the Term Loan Credit Agreement, Bank of America, N.A., in its capacity as administrative agent under the Term Loan Credit Agreement, borrowers party to the Revolving Credit Agreement, and Revolver Administrative Agent, and Collateral Agent, attached hereto as Exhibit L, as amended from time to time, as provided therein. The Intercreditor Agreement shall be binding on and inure to the benefit of each lender in the Lender Group.

                   "PLEDGED COLLATERAL" means any and all Property upon which a Lien is purported to be created by any Collateral Document to secure the Collective Obligations of the Borrowers pursuant to the Collateral Documents and subject to the Intercreditor Agreement.

                  (c) Section 1.01 of the Credit Agreement is hereby further amended by deleting the following definitions in their entirety:

                  (i)      "CASDEN PLEDGED COLLATERAL";

                  (ii)     "PARK LA BREA CONSTRUCTION DEBT";

                  (iii)    "PARK VISTA CONSTRUCTION FINANCING"; and

                  (iv)     "VILLA AZURE CONSTRUCTION FINANCING".

                  (d) Section 1.01 of the Credit Agreement is hereby further amended by deleting the word "2000" from the definition of "AUDITED FINANCIAL STATEMENTS" and replacing it with the word "2002".

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                  (e) Section 1.01 of the Credit Agreement is hereby further amended by deleting the "(i)" and the words "or (ii) which, after giving effect to the Transaction, will be directly or indirectly owned by Borrowers or any of their Subsidiaries as a result of or in connection with the Transaction" from the definition of "CASDEN".

                  (f) Section 1.01 of the Credit Agreement is hereby further amended by deleting the words "(other than any balances of the Borrowers or any Subsidiary held by any Lender or lenders under the Revolving Credit Agreement, so long as such balances are maintained in compliance with SECTIONS 10.05 and 10.06 herein)" from the definition of "CASH EQUIVALENTS" and replacing them with the words "(other than any balances of the Borrowers or any Subsidiary held by any Lender, any Lender (as defined in the Revolving Credit Agreement) or any Term Lender, so long as such balances are maintained in compliance with SECTIONS 10.05 and 10.06 herein)".

                  (f) Section 1.01 of the Credit Agreement is hereby further amended by deleting the words "principal amortization in respect of the Obligations, (ii)" in their entirety from the definition of "FREE CORPORATE CASH FLOW", and by deleting the word "(iii)" and replacing it with the word "(ii)".

                  (g) Section 1.01 of the Credit Agreement is hereby further amended by deleting the words "EXHIBITS H-1 or H-2" from the definition of "GUARANTY" and replacing them with the words "EXHIBIT H".

                  (i) Section 1.01 of the Credit Agreement is hereby further amended by deleting the words "pursuant to the Intra-Company Loan
Subordination Agreement" from the definition of "INTRA-COMPANY DEBT" and replacing them with the words "in accordance with the terms of the Intra-Company Loan Subordination Agreement".

                  (j) Section 1.01 of the Credit Agreement is hereby further amended by deleting the words "forfeiture and" from clause (g) of the definition of "ORDINARY COURSE LIENS" and replacing them with "forfeiture or"

                  (k) Section 1.01 of the Credit Agreement is hereby further amended by deleting the word "Casden" from the definition of "PARK LA BREA" and replacing it with the word "AIMCO".

                  3. AMENDMENT TO SECTION 2.03 OF THE CREDIT AGREEMENT.
Section 2.03(d) shall be amended by adding a new Section 2.03(d)(iii) which shall read as follows:

                  Notwithstanding anything to the contrary contained herein, upon the occurrence of a Payment Default (as defined in the Intercreditor Agreement) and during the continuation thereof, each payment received pursuant to this SECTION 2.03 shall be applied in accordance with and subject to the provisions of the Intercreditor Agreement.

                  4. AMENDMENT TO SECTION 5.03 OF THE CREDIT AGREEMENT.
Section 5.03 shall be amended by adding the words ", the Term Loan Documents" immediately before the words "and the Revolver Loan Documents" at the end thereof.

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                  5.       AMENDMENTS TO SECTION 5.17 OF THE CREDIT AGREEMENT.

                  (a) Section 5.17(a) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu therefor the following:

                  (a) CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents and the Intercreditor Agreement by Borrowers and the other applicable Borrower Parties, together with (i) the actions taken on or prior to the Fifth Amendment Effective Date pursuant to Section 4.01(a)(xii) and/or Section 24 of the Fifth Amendment, and (ii) the delivery to Collateral Agent of any Pledged Collateral together with any required stock powers or endorsements not previously delivered to Collateral Agent are effective to create in favor of Collateral Agent for the benefit of Lender Group, as security for the respective Collective Obligations, a valid and perfected first priority Lien on all of Pledged Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and applicable priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing or recording of any UCC financing statements delivered to Collateral Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent.

                  (b) Section 5.17(b) of the Credit Agreement is hereby amended by deleting the words "Administrative Agent" in clauses (i) and (ii) thereof and replacing them with the words "Collateral Agent".

                  (c) Section 5.17(c) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu therefor the following:

                  ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Collateral Agent as contemplated by Section 5.17(a) and as filed in favor of Administrative Agent or Revolver Administrative Agent on or before the Closing Date, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Pledged Collateral is on file in any filing or recording office;

                  6.       AMENDMENTS TO SECTION 6.02 OF THE CREDIT AGREEMENT.

                  (a) The preamble to Section 6.02 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu therefor the following:

                  Deliver to Administrative Agent and each Lender, or Collateral Agent (with respect to Collateral matters set forth in clause (b)), in form and detail satisfactory to Administrative Agent and the Requisite Lenders, and/or Collateral Agent (as applicable):

                  (b) Section 6.02(b) of the Credit Agreement is hereby amended by deleting clauses (3), (4) and (5) in their entirety and substituting in lieu therefor the following:

                  (3) an updated SCHEDULE 1.01B (GP Loans), which updated schedule will identify each GP Loan and, with respect to each such GP Loan, its original amount, carrying

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          value, write-off amount, pro rata share owned (directly or indirectly) by Borrowers and such other information as Administrative Agent and Collateral Agent may reasonably request (upon each delivery of an updated SCHEDULE 1.01B (GP Loans), the representations and warranties contained in Section 5.17(a) hereof shall be deemed to have been re-made by each Borrower as of the date of such delivery, and Borrowers shall deliver to Collateral Agent concurrently with the delivery of such updated SCHEDULE 1.01B (GP Loans) such Pledged Collateral and the Pledge Amendment (as defined in the Borrowers Pledge Agreement) to cause Borrowers to be in compliance with Section 5.17(a) hereof as of the date of such delivery), (4) an updated SCHEDULE 1.01C (Guarantors), which updated schedule will identify each Guarantor and such Guarantor's pro rata share of Total Pro Rata NOI (PROVIDED that the Management Entities' pro rata shares of Total Pro Rata NOI may be combined for purposes of this updated SCHEDULE 1.01C), (5) an updated SCHEDULE 1.01E (Collateral), which updated schedule will identify all Pledged Collateral as of the period covered by such Compliance Certificate,

                  7.       AMENDMENTS TO SECTION 6.16 OF THE CREDIT AGREEMENT.

                  (a) Section 6.16(c) of the Credit Agreement is hereby amended by deleting the words "(A) indicate whether such Person is a Casden Guarantor, and (B)" and "-1 or H-2, as applicable".

                  (b) Section 6.16(e) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu therefor the following:

                  ADDITIONAL PLEDGED COLLATERAL. With respect to any new Guarantor created or acquired after the Fifth Amendment Effective Date by the Borrowers or any of their Affiliates, within a reasonable time, not to exceed twenty (20) days, following the delivery of any guaranty required pursuant to Section 6.16(c), the Borrowers or their Affiliates, as applicable, shall execute and deliver to the Collateral Agent such amendment to the Borrower Pledge Agreement as the Collateral Agent deems reasonably necessary or desirable to grant to the Collateral Agent, for the benefit of the Lender Group, a perfected first priority security interest in the Stock or other equity interest of such new Guarantor in accordance with the Borrower Pledge Agreement and deliver to the Collateral Agent the certificates representing such Stock or equity interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrowers or their respective Affiliates, as applicable.

                  8.       AMENDMENTS TO SECTION 7.01 OF THE CREDIT AGREEMENT.

                  (a) Section 7.01(d) of the Credit Agreement is hereby amended by deleting the words "Fourth Amendment Effective Date" and replacing them with the words "Fifth Amendment Effective Date".

                  (b) Section 7.01(e) of the Credit Agreement is hereby amended by deleting the words "; PROVIDED, HOWEVER, that with respect to any real Property which is owned by a Person comprising the Casden Pledged Collateral, such Secured Indebtedness entered into after

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the Closing Date shall not contain provisions prohibiting or restricting the pledge of the Pledged Collateral required under the Loan Documents" in their entirety.

                  9.       AMENDMENTS TO SECTION 7.02 OF THE CREDIT AGREEMENT.

                  (a) Section 7.02(i) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu therefor the following:

                  (x) Liens pursuant to the Collateral Documents in favor of the Collateral Agent, for the benefit of the Lender Group, (y) Liens under the Revolving Loan Documents, and (z) Negative Pledges pursuant to this Agreement, the Revolving Credit Agreement, the Term Loan Agreement, the other Loan Documents, the other Term Loan Documents and the Revolver Loan Documents, and the Contingent Acquisition Notes;

                  (b) Section 7.02(j) of the Credit Agreement is hereby further amended by deleting the period at the end thereof and replacing it with ";".

                  (a) Section 7.02 of the Credit Agreement is hereby further amended by adding a new clause (k) at the end thereof which shall read as follows:

                  Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrowers and their Subsidiaries.

                  10. AMENDMENT TO SECTION 7.03(D) OF THE CREDIT AGREEMENT.
Section 7.03(d) of the Credit Agreement is hereby amended by inserting the words "in accordance with this SECTION 7.03" immediately after the words "changes in the equity structure of Subsidiaries".

                  11. AMENDMENT TO SECTION 7.04(C)(II) OF THE CREDIT AGREEMENT. Section 7.04(c)(ii) of the Credit Agreement is hereby amended by deleting the words "Administrative Agent" and replacing it with the words "Collateral Agent".

                  12. AMENDMENT TO SECTION 7.07(A) OF THE CREDIT AGREEMENT.
Section 7.07(a) of the Credit Agreement is hereby amended by inserting the words "(i) that the Net Issuance Proceeds or Net Disposition Proceeds referred to in the definition of "Permitted Preferred Stock Redemptions" have been, or will be, applied as and to the extent required under Section 2.06 of the Revolving Credit Agreement, and (ii)" immediately after the words "PROVIDED, THAT, prior to making any Permitted Preferred Stock Redemptions, Borrowers shall first certify in writing to Administrative Agent ".

                  13. AMENDMENT TO SECTION 7.13(A) OF THE CREDIT AGREEMENT.
Section 7.13(a) of the Credit Agreement is hereby amended by inserting the words ", the Term Loan Documents" immediately before the words "or the Revolving Loan Documents".

                  14. AMENDMENT TO SECTION 7.16(A) OF THE CREDIT AGREEMENT.
Section 7.16(a) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu therefor the following:

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                  Make any disposition of or encumber, pledge or hypothecate, whether directly or indirectly, all or any portion of its interest in AIMCO or any Subsidiary at any time or any rights to distributions or dividends therefrom other than to AIMCO or a Wholly-Owned Subsidiary, other than any pledges of equity interests pursuant to the Collateral Documents in connection with this Agreement, the Term Loan Credit Agreement and the Revolving Credit Agreement, in each case subject to the terms of the Intercreditor Agreement;

                  15. AMENDMENT TO SECTION 10.03 OF THE CREDIT AGREEMENT.
Section 10.03 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu therefor the following:

                  Borrowers agree (a) to pay or reimburse Administrative Agent and Collateral Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all Attorney Costs and the charges of Intralinks or any other electronic document distribution service; PROVIDED, HOWEVER, that Administrative Agent shall not seek more than $10,000 from Borrowers for reimbursement of travel and travel-related expenses through and including the Closing Date; and (b) to pay or reimburse Administrative Agent, Collateral Agent and each Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including, without limitation, Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent, Collateral Agent or any Lender. Such costs and expenses shall also include administrative costs of Administrative Agent and Collateral Agent reasonably attributable to the administration of the Loan Documents, among other things, in connection with the matters described in clause (b) above. Any amount payable by Borrowers under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

                  16. AMENDMENT TO SECTION 10.06 OF THE CREDIT AGREEMENT.
Section 10.06 of the Credit Agreement is hereby amended by deleting the word "Each" at the beginning thereof and replacing it with the words "Subject to the terms of the Intercreditor Agreement, each".

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                  17. AMENDMENT TO SECTION 10.12 OF THE CREDIT AGREEMENT.
Section 10.12 of the Credit Agreement is hereby amended by deleting the words "and 10.06" thereof and replacing them with the words ", 10.06 and 11.01(F)".

                  18. AMENDMENT TO SECTION 10.13(A) OF THE CREDIT AGREEMENT.
Section 10.13(a) of the Credit Agreement is hereby amended by deleting the word "Casden" immediately before the words "Pledged Collateral".

                  19. AMENDMENTS TO SECTION 10.22 OF THE CREDIT AGREEMENT.

                  (a) Section 10.22(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu therefor the following:

                  RIGHTS OF ADMINISTRATIVE AGENT AND COLLATERAL AGENT. Administrative Agent, or Collateral Agent, as applicable in each case, on behalf of the Lenders, may do the following acts or omissions from time to time without notice to or consent of any Borrower and without receiving payment or other value, nor shall the following acts or omissions affect, delay or impair any of the obligations pursuant to the Loan Documents or any or all liens and encumbrances: (i) Collateral Agent may obtain collateral or additional collateral; (ii) Collateral Agent may substitute for any or all collateral regardless of whether the same type or greater or lesser value; (iii) Collateral Agent may release any or all collateral; (iv) Collateral Agent may compromise, delay enforcement, fail to enforce, release, settle or waive any rights or remedies of Administrative Agent as to any or all collateral;
          (v) Collateral Agent may sell or otherwise dispose of any collateral in such manner or order as Collateral Agent determines in accordance with the Collateral Documents and the Intercreditor Agreement; (vi) Collateral Agent may fail to perfect, fail to protect the priority of, and fail to ensure any or all liens or encumbrances; (vii) Collateral Agent may fail to inspect, insure, maintain, preserve or protect any or all collateral; (viii) Administrative Agent may obtain additional obligors for any or all obligations pursuant to the Loan Documents; (ix) Administrative Agent may increase or decrease any or all obligations or otherwise change terms of any or all obligations in accordance with the Loan Documents; (x) Administrative Agent may release any Borrower; (xi) Administrative Agent or Collateral Agent may compromise, delay enforcement, fail to enforce, release, settle or waive any obligations of any Borrower with the agreement of that Borrower;
          (xii) Administrative Agent may make advances, or grant other financial accommodations to any Borrower; (xiii) Administrative Agent or Collateral Agent may fail to file or pursue a claim in any bankruptcy, insolvency, reorganization or other proceeding as to any or all liens and encumbrances or any or all obligations; (xiv) Administrative Agent or Collateral Agent may amend, modify, extend, renew, restate, supplement or terminate in whole or in part the obligation of any Borrower with the agreement of that Borrower;
          (xv) Administrative Agent or Collateral Agent may take or fail to take any other action with respect to any Loan Document or any Borrower; and (xvi) Administrative Agent or Collateral Agent may do any other acts or make any other omissions that result in the extinguishment of the obligation of any Borrower.

                  (b) Section 10.22(f)(v) of the Credit Agreement is hereby amended by deleting the last sentence thereof it in its entirety and substituting in lieu therefor "The

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          joint and several liability of each Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or Administrative Agent or Lenders."

                  (c) Section 10.22(f)(vii) of the Credit Agreement is hereby amended by deleting the words "without requirement on the part of the Administrative Agent, the Lender, or any" in the first sentence thereof and substituting in lieu therefor "without requirement on the part of Administrative Agent, or any Lender, or any".

                  (d) Section 10.22(f)(viii) of the Credit Agreement is hereby amended by deleting the word "Borrower therefor" at the end thereof and substituting in lieu therefor "Borrowers therefor".

                  20. AMENDMENT TO SECTION 10.23 OF THE CREDIT AGREEMENT.
Section 10.23 of the Credit Agreement is hereby further amended by adding a paragraph at the end thereof which shall read as follows:

                  Notwithstanding anything herein to the contrary, the information subject to this SECTION 10.23 shall not include, and the Administrative Agent and each Lender (and each employee, representative or other agent of such Administrative Agent or such Lender) may disclose to any and all persons without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to the extent such document or similar item relates to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

                  21. AMENDMENTS TO SECTION 10.25 OF THE CREDIT AGREEMENT.

                  (a) Section 10.25(a) is hereby amended by adding the words "cause the Collateral Agent to" immediately after the words "(without notice to, or vote or consent of, any Lender)".

                  (b) Section 10.25(b) is hereby amended by deleting it in its entirety and substituting in lieu therefor the following:

                  Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been paid in full and all Commitments have terminated or expired, upon request of Borrowers, the Administrative Agent shall (without notice to, or vote or consent of, any Lender) cause the Collateral Agent to (i) take such actions as shall be required to release its security interest in all Pledged Collateral (on behalf of the Lenders only), and (ii) to release all guarantee obligations under any Loan Document (on behalf of the Lenders only). Any such release of

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         guarantee obligations under any Loan Document (on behalf of the
         Lenders only). Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrowers or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrowers or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  22.      ADDITION OF SECTION 11 OF THE CREDIT AGREEMENT. A new
Section 11 shall be added which shall read as follows:

                  SECTION XI.       COLLATERAL AGENT.

                  11.01.   COLLATERAL AGENT.

                  (a) Each Lender hereby irrevocably appoints, designates and authorizes Bank of America, N.A. as Collateral Agent under the Intercreditor Agreement and the Collateral Documents with such powers as are specifically granted to the Collateral Agent by the terms thereof, together with such other powers as are reasonably incidental thereto, and expressly authorizes the Collateral Agent as its agent to execute, deliver and perform the Collateral Documents and the Intercreditor Agreement and to act as Collateral Agent under the Collateral Documents (subject to and in accordance with the Intercreditor Agreement) and the Intercreditor Agreement and Bank of America, N.A. in its individual capacity, accepts such appointment as Collateral Agent thereunder by executing the Borrowers Pledge Agreement, which appointment is coupled with an interest. Each Lender hereby agrees to be bound by provisions of the Intercreditor Agreement applicable to a "Lender" therein.

                  (b) Notwithstanding any provision to the contrary contained elsewhere in this Agreement or the Collateral Documents, Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Section 11.01, the Collateral Documents and the Intercreditor Agreement, nor shall Collateral Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in the Collateral Documents with reference to Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (c) Collateral Agent may execute any of its duties under the Collateral Documents and the Intercreditor Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

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                  (d)      None of Collateral Agent-Related Persons (defined
         below) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with the Collateral Documents or the Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrowers or any Subsidiary or Affiliate of Borrowers, or any officer thereof, contained in this Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by Collateral Agent under or in connection with, this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or for any failure of Borrowers or any other party to any Loan Document to perform their obligations hereunder or thereunder. No Collateral Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the Properties, books or records of any Borrower or any of Borrowers' Subsidiaries or Affiliates. "Collateral Agent-Related Persons" means Collateral Agent (including any successor agent), together with its Affiliates (including, in the case of Collateral Agent, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  (e) Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by Collateral Agent. Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Collateral Documents and the Intercreditor Agreement in accordance with a request or consent of the Requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

                  (f) Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Collateral Agent-Related Person (to the extent not reimbursed by or on behalf of Pledgors (as defined in the Borrowers Pledge Agreement) and without limiting the obligation of Pledgors to do so), pro rata, and hold harmless each Collateral Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Collateral Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the provisions of the Intercreditor Agreement shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Collateral Agent after the Closing Date in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Collateral Documents or the Intercreditor Agreement, or any document contemplated by or referred to therein, to the extent that Collateral Agent is not reimbursed for such expenses by or on behalf of Borrower Parties. The undertaking in this subsection shall survive the payment of all Obligations hereunder and the resignation or replacement of Collateral Agent.

                  (g) Collateral Agent may, and at the request of more than 66 2/3% of the Benefited Parties (as defined in the Intercreditor Agreement) shall, resign as Collateral Agent upon thirty (30) days' notice to Lenders. If Collateral Agent resigns under the Collateral Documents and Intercreditor Agreement, the Majority Benefited Parties shall appoint from among the Lenders, Lenders (as defined in the Revolving Credit Agreement) or Term Lenders, a successor collateral agent, and, so long as no Default or Event of Default has occurred and is continuing, such successor collateral agent shall require the approval of Borrowers (which approval shall not be unreasonably withheld, conditioned or delayed); provided that if no successor collateral agent is appointed prior to the effective date of the resignation of Collateral Agent, Collateral Agent may appoint, after consulting with such Lenders and Borrowers, a successor collateral agent from among such Lenders. Upon the acceptance of its appointment as successor collateral agent under the Collateral Documents and the Intercreditor Agreement, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term "Collateral Agent" shall mean such successor collateral agent and the retiring Collateral Agent's appointment, powers and duties as Collateral Agent under the Collateral Documents and the Intercreditor Agreement shall be terminated. After any retiring Collateral Agent's resignation under the Collateral Documents and the Intercreditor Agreement as the collateral agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Collateral Documents and the Intercreditor Agreement. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective and Majority Benefited Parties shall perform all of the duties of Collateral Agent hereunder until such time, if any, as the Majority Benefited Parties appoint a successor collateral agent as provided for above.

                  23. AMENDMENT TO EXHIBITS TO THE CREDIT AGREEMENT. The Exhibits to the Credit Agreement are hereby amended by (i) replacing EXHIBIT G with a new EXHIBIT G, attached as ANNEX I hereto; (ii) replacing EXHIBITS H-1 and H-2 with a new EXHIBIT H, attached as ANNEX II hereto; (iii) replacing
EXHIBIT I with a new EXHIBIT I, attached as ANNEX III hereto; and (iv) replacing EXHIBIT J with a new EXHIBIT J, attached as ANNEX IV hereto.

                  24. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date on which all of the following conditions precedent have been satisfied or waived (the "EFFECTIVE DATE"):

                  (a) The Administrative Agent shall have received five counterparts hereof duly executed and delivered by each Borrower.

                  (b) The Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit A hereto ("LENDER CONSENT LETTERS"), from the Requisite Lenders.

                  (c) Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of counsel for Borrowers, Guarantors and Pledgors in form and substance satisfactory to Administrative Agent and its counsel, dated as of the Fifth Amendment Effective Date, with respect to the validity, binding effect and enforceability of this Amendment, the Borrowers Pledge Agreement, the Guaranty, the Intra-Company Loan Subordination Agreement, and the Intercreditor Agreement (collectively, the "AMENDED DOCUMENTS") and due authorization, execution and delivery thereof, and as to such other matters as Administrative Agent acting on behalf of Lenders may request.

                  (d) On or before the Effective Date, all corporate and other proceedings taken or to be taken in connection with this Amendment and each of the Amended Documents and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

                  (e) Borrowers shall have paid the fees, costs and expenses of Administrative Agent's counsel in connection with this Amendment and each of the Amended Documents.

                  (f) The Administrative Agent shall have received evidence satisfactory to it and its counsel that the Revolver Administrative Agent and the requisite Lenders under the Revolving Credit Agreement
         (i) have modified, or concurrently with the Effective Date will modify, the Revolving Credit Agreement, the Borrowers Pledge Agreement, the Guaranty, the Intra-Company Loan Subordination Agreement, or the Intercreditor Agreement (each as defined in the Revolving Credit Agreement) in a manner satisfactory to the Administrative Agent and the Requisite Lenders and the Administrative Agent shall have been provided with true, correct and complete copies of the documents effecting such modifications to the Revolving Credit Agreement and (ii) have consented to or waived their right to consent to the Borrowers' and the Guarantors' execution and delivery of this Amendment and each of the Amended Documents.

                  (g) The Administrative Agent shall have received evidence satisfactory to Administrative Agent that Borrowers shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings and deliveries that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Collateral Agent, for the benefit of Lender Group, a valid and (upon such filing and recording and delivery) perfected first priority security interest in the Pledged Collateral. Such actions shall include the following:

                           (A) delivery to Collateral Agent of accurate and complete schedules to all of the applicable Collateral Documents; and

                           (B)      delivery to Collateral Agent of (a)
                  certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all capital stock constituting Pledged Collateral pledged pursuant to the Borrowers Pledge Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Collateral Agent) constituting Pledged Collateral.

                  (h) The Administrative Agent shall have received such evidence as Administrative Agent may reasonably require to verify that each Borrower Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, INCLUDING, without limitation, certified copies of each Borrower Party's Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like.

                  (i) The Administrative Agent shall have received a certificate signed by a Responsible Officer of Borrowers certifying that (A) the conditions specified in SECTIONS 4.01(e) and 4.01(g) have been satisfied as of the date hereof and (B) there has been no event or circumstances since the date of the Audited Financial Statements which has a Material Adverse Effect.

                  (j) The Administrative Agent shall have received a certification and written analysis of the chief financial officer or treasurer of Borrowers which, to Administrative Agent's satisfaction, evidences that Borrowers are, and shall remain through and including the Maturity Date, Solvent after giving effect to the Term Loans and the other transactions contemplated hereby.

                  (k) The Administrative Agent shall have received a fully executed (and duly delivered) copy of each of (i) the Term Loan Credit Agreement and all other Term Loan Documents; (ii) a replacement Payment Guaranty, dated as of even date herewith, duly executed by each Guarantor in the form attached as ANNEX II hereto, which new Guaranty shall replace, as of the Fifth Amendment Effective Date, each Guarantor's existing Payment Guaranty (Non-Casden Guarantors) or Payment Guaranty (Casden Guarantors) dated as of March 11, 2002 (as applicable) pursuant to which Guarantors have guarantied the Obligations; (iii) the Omnibus Borrowers Pledge Agreement, dated as of even date herewith, duly executed by all parties thereto in the form attached as ANNEX I hereto, pursuant to which Pledgors have pledged certain Pledged Collateral as security for the Loan; (iv) an Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of even date herewith, duly executed by all parties thereto in the form attached as ANNEX IV hereto, which Amended and Restated Intercreditor and Collateral Agency Agreement shall replace, as of the Fifth Amendment Effective Date, that certain Amended and Restated Intercreditor and Subordination Agreement dated as of March 11, 2002, by and among Borrowers, Administrative Agent, borrowers to the Revolving Credit Agreement, and Bank of America, N.A., in its capacity as administrative agent thereunder and
         (v) an Intra-Company Loan Subordination Agreement, dated as of even date herewith, duly executed by all parties thereto in the form attached as ANNEX III hereto, which Intra-Company Loan Subordination Agreement shall replace, as of the Fifth Amendment Effective Date, that certain Intra-Company Loan Subordination Agreement dated as of March 11, 2002, by and among Borrowers and each of the Intra-Company Lenders (as defined in the Intra-Company Loan Subordination Agreement).

                  (l) Lenders and their respective counsel shall have received executed resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof.

                  25. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby represents and warrants to Administrative Agent and each Lender that (before and after giving effect to this Amendment):

                  (a) Each Borrower has all requisite corporate or other entity power and authority to enter into this Amendment and the Amended Documents and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT") and each Loan Document. Each Guarantor and each Pledgor has all requisite corporate or other entity power and authority to enter into the Amended Documents, and to carry out the transactions contemplated by, and perform its obligations under each Loan Document to which it is a party.

                  (b) The execution and delivery of this Amendment and of the Amended Documents and the performance of the Amended Agreement and of each other Loan Document have been duly authorized by all necessary corporate or other entity action on the part of each Borrower Party that is a party thereto. Except as set for on SCHEDULE 25(B) hereto, the organizational documents of the Borrowers, Pledgors and Guarantors have not been modified in any material respect since May 9, 2003.

                  (c) The execution, delivery, and performance by each Borrower of this Amendment and of the Amended Documents to which it is a party and by each Pledgor and Guarantor of each of the Amended Documents to which it is a party and compliance with the provisions thereof do not and will not (i) violate or conflict with, or result in a breach of, or require any consent under (A) any Organization Documents of such Borrower Party or any of its Subsidiaries, (B) any applicable material Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (C) any Contractual Obligation of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject, or (ii) constitute a default under any such agreement or instrument, or (iii) result in, or require, the creation or imposition of any Lien on any of the Properties of such Borrower Party or any of its Subsidiaries, except, in each case under this clause (c), as provided in SECTION 5.03 of the Credit Agreement.

                  (d) The execution, delivery and performance by each Borrower Party of this Amendment and of the Amended Documents to which it is a party and by each Pledgor and Guarantor of each of the Amended Documents to which it is a party do not and will not require any authorization of a Governmental Authority (other than any authorizations of a Governmental Authority obtained on or before the Effective Date and disclosed in writing to the Lenders).

                  (e) This Amendment and each of the Amended Documents have been duly executed and delivered by each Borrower Party party thereto and this Amendment and each of the Amended Documents are the legally valid and binding obligations of such Borrower Parties party thereto, enforceable against such Borrower Parties in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  (f) The representations and warranties in Section V of the Credit Agreement are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, were true, correct and complete in all material respects on and as of such earlier date).

                  (g) Borrowers and the other Borrower Parties have performed in all material respects all agreements and satisfied all conditions which this Amendment, the Credit Agreement and the other Loan Documents provide shall be performed or satisfied by Borrowers or the other Borrower Parties on or before the Effective Date.

                  (h) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.

                  26. PAYMENT OF EXPENSES. The Borrowers jointly and severally agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

                  27. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as an amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrowers that would require the waiver or consent of the Administrative Agent or the Lenders.

                  28. GOVERNING LAW; MISCELLANEOUS. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  (b) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (c) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment, each Amended Document and the Lender Consent Letters signed by all the parties shall be lodged with the Borrowers and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                  (d) The execution and delivery of the Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                    AIMCO PROPERTIES, L.P.

                                    By:      AIMCO-GP, INC.
                                    Its:     General Partner



                                    By:  /S/ Peter K. Kompaniez
                                        ----------------------------------------
                                        Name:   Peter K. Kompaniez
                                        Title:  President


                                    APARTMENT INVESTMENT AND
                                      MANAGEMENT COMPANY



                                    By:  /S/ Peter K. Kompaniez
                                        ----------------------------------------
                                        Name:   Peter K. Kompaniez
                                        Title:  President


                                    NHP MANAGEMENT COMPANY


                                    By:  /S/ Ronald D. Monson
                                        ----------------------------------------
                                        Name:   Ronald D. Monson
                                        Title:  President

                                    LEHMAN COMMERCIAL PAPER INC.,
                                      as Administrative Agent



                                    By:  /S/ FRANCIS CHANG
                                         ---------------------------------------
                                        Name:   Francis Chang
                                        Title:  Authorized Signatory